Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-141872, 333-129382 and No. 333-136936) and Form S-8 (No. 333-147186) of Navios Maritime Holdings, Inc. of our report dated March 31, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting and our report dated March 22, 2006 relating to the financial statements, which appear in this Form 20-F.

PricewaterhouseCoopers S.A.
Athens, Greece
March 31, 2008